UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2014
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Settlement Agreement

On January 14, 2014, American Spectrum Realty, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) by and among the Company, American Spectrum Realty Management, LLC, a Delaware limited liability company, American Spectrum Realty Advisors, LLC, a Delaware limited liability company, American Spectrum Realty Operating Partnership, L.P., a Maryland limited partnership, American Spectrum REIT I, Inc., a Virginia corporation, American Spectrum Management Group, Inc., a Delaware corporation, American Spectrum Management Co., a Delaware limited liability company, American Spectrum Asset Co., a Delaware limited liability company, and Evergreen Income & Growth REIT, Inc., a Virginia corporation (collectively, the “American Spectrum Parties”), on the one hand, and New West Realty, Inc., a Delaware corporation, Real Property Systems, Inc., a California corporation, Real Property Systems – Indiana, LLC, an Indiana limited liability company, Real Property Systems – Texas, LP, a Texas limited partnership, and Michael Palmer, an individual (collectively, the “New West Parties”), on the other hand.

Under the terms of the Settlement Agreement, the parties agreed to settle the following cases:

New West Realty, Inc. v. American Spectrum Realty Management, LLC, et al., Orange County Superior Court Case #30-2011-00439047 (the “New West Realty Matter”);

American Spectrum Realty, Inc., et al., v. Evergreen Realty Group, LLC, et al., Los Angeles County Superior Court Case #BC456483, which was subsequently consolidated with the New West Realty Matter (the “Main Action”);

Real Property Systems, Inc., et al. v. American Spectrum Realty Management, LLC, et al., Orange County Superior Court Case #30-012 00596488 (the “Storage Action”); and

University Heights-College Station Acquisitions, L.P., et al. v. American Spectrum Realty Management, et al., Orange County Superior Court Case #30-2013 00658418 (the “University Heights Action”).

In consideration for the releases and covenants contained in the Settlement Agreement, the American Spectrum Parties agreed to pay to New West $2,400,000, as follows:

●	$250,000 in cash upon the execution of the Settlement Agreement;

●
$2,150,000 evidenced by a promissory note (the “Note”) executed by the Company, and certain affiliates, that bears interest at the prime rate as published in the Wall Street Journal on the last day of the prior month, requires monthly payments of interest and principal of $25,000 commencing February, 2014 and continuing each month thereafter, and matures and is payable on December 31, 2015.

In addition, the American Spectrum Parties agreed to pay to the New West Parties, an amount (the “Disposition Payments”) equal to 50% of all net disposition fees (after costs, expenses and payments, if any, directly attributable to the sale of the applicable property) received by the Company, and certain affiliates with respect to certain properties that are under management contracts, asset management contracts or other agreements assigned to the Company and certain affiliates by Evergreen Realty Group, LLC and certain of its affiliates.  The Disposition Payments reduce the principal amount of the Note, but are not applied to or reduce the monthly payments payable under the Note.

As part of the Settlement Agreement, the New West Parties released the American Spectrum Parties and certain affiliates from all claims, damages, losses and liabilities arising in any manner from the Main Action, the Storage Action, and the University Heights Action.  The American Spectrum Parties released the New West Parties from all claims, damages, losses and liabilities arising in any manner from the  Main Action, the Storage Action, and the University Heights Action.

The parties agreed to execute a Stipulation For Entry of Judgment in the Main Action in the amount of $3,4000,000 that will be held by counsel for the New West Parties, and will not be filed with the Court except in the event of an uncured payment default and/or either ASRM or ASROP commences a bankruptcy case prior to payment of all sums due under the Note and/or ASROP voluntarily transfers 40% or more of its assets to one or more other entities, except for transfers to affiliates of ASROP.  The Stipulation For Entry of Judgment will provide that in the event of a default on any payment under the Settlement Agreement or the Note then following the expiration of a cure period, an amount equal to the stipulated amount  (less payments previously made under the Note) will become due and payable.

The settlement replaces a prior memorandum of understanding entered into by the parties in December 2012 which did not become effective.  That memorandum called for a settlement consideration of $4.6 million (that was to be in cash, a new promissory note and non-convertible preferred stock) to settle a dispute filed against the Company in 2010 by New West Realty, Inc. and its affiliates over a promissory note in the original amount of $9.4 million.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 regarding the issuance by the Company of the Note is incorporated herein by reference.

Forward-Looking Statements

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “propose,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Item 8.01   Other Events

On January 17, 2014, American Spectrum Realty, Inc. issued a press release regarding the transactions described above.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.   Exhibits and Financial Statements.

(a)	Exhibits.

Exhibits	Description

10.1
Settlement Agreement by and among the Company, American Spectrum Realty Management, LLC, American Spectrum Realty Advisors, LLC, American Spectrum Realty Operating Partnership, L.P., American Spectrum REIT I, Inc., American Spectrum Management Group, Inc., American Spectrum Management Co., American Spectrum Asset Co., and Evergreen Income & Growth REIT, Inc., and New West Realty, Inc., Real Property Systems, Inc., Real Property Systems – Indiana, LLC, Real Property Systems – Texas, LP, and Michael Palmer.

99.1	Copy of Press Release issued by American Spectrum Realty, Inc. on January 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

By:		/s/ William J. Carden
	Name:	William J. Carden
	Title:	Chairman of the Board, President and Chief Executive Officer

Date:   January 21, 2014